Cornelis David Arends

December 13, 2017

Extension employment agreement

Dear Kees,
On November 1, 2015 you entered into an employment agreement with Cimpress N.V. for a term of twenty-six months [the "Employment Agreement"]. The Employment Agreement is attached as Annex I. As part of the terms and conditions of your employment, we also concluded the Invention & Non-Disclosure Agreement and Non-Competition & Non-Solicitation Agreement (both included as Annex II).
The term of the Employment Agreement will expire on January 10, 2018. We have agreed to extend the Employment Agreement as from January 10, 2018 for an indefinite term, under the same conditions as included in the Employment Agreement and in the Invention & Non-Disclosure Agreement and Non-Competition & Non-Solicitation Agreement.
Please return a signed copy of this letter to us in acceptance of these terms.
Sincerely,
Robert Keane
Chairman of the Management Board

/s/Robert S. Keane Cimpress N.V. Dated: 18 December 2017	/s/Cornelis David Arends Cornelis David Arends Dated: 15 December 2017

Annex I:
Employment agreement dated November 1, 2015
Annex II:
Invention & Non-Disclosure Agreement and Non-Competition & Non-Solicitation Agreement

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